UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 1, 2011

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 1, 2011, Exar Corporation (the “Company”) agreed with Mr. Louis DiNardo that Mr. DiNardo would join the Company as its Chief Executive Officer and President and as a member of its Board of Directors, in each case effective January 3, 2012.

Mr. DiNardo (age 52) joins Exar Corporation on January 3, 2012 as President, Chief Executive Officer and Director. Prior to joining Exar he was a Partner at Crosslink Capital, a stage-independent venture capital and growth equity firm based in San Francisco, which he joined in January of 2008 and focused on semiconductor and alternative energy technology investment in private companies. Mr. DiNardo was a partner at VantagePoint Venture Partners from January of 2007 through January of 2008. Mr. DiNardo was President and Chief Operating Officer at Intersil Corporation from January 2005 through October 2006. Prior to his promotion, Mr. DiNardo held the position of Executive Vice President of the Power Management Business at Intersil. He held the position of President and CEO as well as Co-Chairman of the Board of Directors at Xicor Corporation, a public company, from 2000 until Intersil acquired the company in July of 2004. Mr. DiNardo spent thirteen years at Linear Technology where he was Vice President of Worldwide Marketing and General Manager of the Mixed-Signal Business Unit. He began his career in the semiconductor industry at Analog Devices Incorporated where he served for eight years in a variety of technical and management roles. Mr. DiNardo holds a B.A. from Ursinus College, 1981. Mr. DiNardo currently serves on Board of Directors of Synapsense Corporation, a privately-held manufacturer of high performance Data Center Infrastructure Management (DCIM) energy efficiency products, located in Folsom, California. Mr. DiNardo also is Chairman of the Board of Directors of SoloPower Incorporated a privately-held manufacturer of thin-film solar cells and flexible solar modules, located in San Jose, California. Mr. DiNardo has held executive leadership positions with and served on the Board of Directors of a variety of privately held technology companies.

In connection with his appointment as President and Chief Executive Officer, effective January 3, 2012, on December 1, 2011 Mr. DiNardo entered into an employment agreement with the Company (the “Employment Agreement”). The term of the Employment Agreement is four years. Under the Employment Agreement, Mr. DiNardo will initially receive a base salary at an annualized rate of $500,000 a year (“Base Salary”). Mr. DiNardo will not be eligible for an incentive performance bonus for the Company’s 2012 fiscal year, but he will receive a sign-on bonus of $150,000 within 30 days of his commencement of employment with the Company. This sign-on bonus is repayable to the Company in full if Mr. DiNardo’s employment is terminated by the Company for Cause or if he resigns without Good Reason on or before January 3, 2013. (The terms “Cause” and “Good Reason” are each defined in the Employment Agreement.) Commencing in the 2013 fiscal year, Mr. DiNardo will be eligible to receive an annual incentive bonus of up to 100% of his Base Salary (the “Incentive Bonus”). With respect to his Incentive Bonus for the 2013 fiscal year, Mr. DiNardo will receive an award of a number of restricted stock units (the “Target RSUs”) to be determined by dividing (i) $500,000 by (ii) the closing price of a share of the Company’s common stock on the grant date (the first day of the 2013 fiscal year). The Target RSUs will vest as follows (subject in each case to Mr. DiNardo’s continued employment through the applicable vesting date): (a) Twenty-five percent of the Target RSUs will vest six months after the first day of the 2013 fiscal year; (b) an additional twenty-five percent of the Target RSUs will vest on the last day of the 2013 fiscal year; and (c) up to fifty percent of the Target RSUs will be eligible to vest in accordance with the terms of the Company’s Fiscal Year 2013 Executive Incentive Compensation Program and on the date that the Compensation Committee determines the vesting percentage of RSU awards granted to the Company’s senior executives generally under the program (and none of this portion of the award will vest if the vesting percentage under the program for the 2013 fiscal year is not greater than fifty percent). The Company also will pay or reimburse Mr. DiNardo for certain relocation and transportation costs incurred in calendar year 2012 in connection with his commencing employment with the Company up to a maximum of $5,000 per month.

In addition, the Compensation Committee approved the grant to Mr. DiNardo of an option to purchase 1,200,000 shares of the Company’s common stock (the “Option”). The Option will be effective on January 3, 2012, and the per-share exercise price of the Option will be the closing price of the Company’s common stock on that date. Sixty percent (60%) of the Option is scheduled to vest over a four-year period after the grant date based on Mr. DiNardo’s continued service with the Company (with twenty-five percent (25%) of such portion of the Option vesting on the one year anniversary of Mr. DiNardo’s employment with the Company and the remainder of such portion to vest in monthly installments over the three-year period thereafter). The vesting of the remaining forty percent of the Option is contingent on the Company’s stock price achieving certain specified levels during the Company’s fiscal years 2013 through 2016. These stock price levels were established by the Compensation Committee and are set forth in the Employment Agreement. The Option has a maximum term of seven years.

In addition, at the first regular meeting of the Compensation Committee following January 3, 2012, the Company will grant Mr. DiNardo an award of 300,000 performance RSUs (the “RSU Award”). The RSU Award shall consist of three equal tranches of 100,000 RSUs (each, a “Tranche”) that will be eligible to vest if the Company achieves certain performance objectives for the 2013, 2014 and 2015 fiscal years. Specifically, the vesting of each Tranche is contingent on the Company achieving performance targets for Earnings Before Interest and Taxes (determined on a non-GAAP basis as the Company has historically reported such amounts to investors during earnings calls) and, in the case of the Tranches for the 2014 and 2015 fiscal years, revenue targets, in each case as established by the Compensation Committee. If the Company achieves the performance objectives for a specific fiscal year, the Tranche for such fiscal year will vest only if Mr. DiNardo remains employed with the Company through the next two fiscal years thereafter (subject to the severance provisions described below).

In the event that Mr. DiNardo is terminated by the Company without Cause or resigns for Good Reason, subject to his delivering a release of claims in favor of the Company, he will be entitled to receive as severance: (i) an amount equal to one times his Base Salary at the annualized rate in effect on his severance date (payable in 12 monthly installments), (ii) a prorated Incentive Bonus for the fiscal year in which his termination occurs, and (iii) the cost of his COBRA premiums for continued medical coverage for himself and his eligible dependents for up to 12 months after his termination. In addition, Mr. DiNardo would be entitled to 12 months’ accelerated vesting of his then outstanding equity awards that are subject to time-based vesting requirements only. As to any then-outstanding equity award held by Mr. DiNardo that is subject to performance-based vesting requirements, the vesting of such award will continue to be governed by its terms, provided that Mr. DiNardo will receive 12 months’ credit for purposes of any service-based vesting requirement under such award. In addition, Mr. DiNardo will be entitled to full acceleration of vesting of any outstanding equity grants if he is terminated without Cause or resigns for Good Reason within twelve months after a Change of Control (as defined in the Employment Agreement).

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference thereto. The description above of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement itself.

The Company issued a press release on December 6, 2011 announcing the appointment of Mr. DiNardo as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors as described above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with Mr. DiNardo’s appointment as the Company’s Chief Executive Officer and President, as of January 3, 2012 Mr. Richard L. Leza will no longer serve in those positions but he will continue as a Director and as Chairman of the Board. Mr. Leza will also re-join the Compensation Committee and Corporate Governance and Nominating Committee on January 3, 2012.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Employment Agreement between the Company and Louis DiNardo

10.2	Form of Inducement Option Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2011	EXAR CORPORATION

	By:	/s/ Thomas R. Melendrez
Thomas R. Melendrez
General Counsel, Secretary and Executive Vice President, Business Development

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement between the Company and Louis DiNardo

10.2	Form of Inducement Option Agreement

99.1	Press Release

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